Exhibit 99.3

Discussion and

Reconciliation of Non-

GAAP Financial Measures

September 30, 2019

(Unaudited)

Definitions

Adjusted Fixed Charge Coverage  Adjusted EBITDAre divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and our ability to meet interest payments on our outstanding debt and pay dividends to our preferred stockholders, if applicable. Our various debt agreements contain covenants that require us to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain of our debt instruments. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Adjusted EBITDAre and Fixed Charges.
Cash Operating Expenses Cash Operating Expenses represent property level operating expenses (which exclude transition costs) after eliminating the effects of straight-line rents, lease termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee expense.
Cash Real Estate Revenues Cash Real Estate Revenues represent rental and related revenues, resident fees and services, and income from DFLs after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, lease termination fees, and the impact of deferred community fee income.
Consolidated Debt The carrying amount of bank line of credit and term loans, senior unsecured notes, mortgage debt, and other debt, as reported in our consolidated financial statements.
Consolidated Gross Assets The carrying amount of total assets, excluding investments in and advances to our unconsolidated JVs, after adding back accumulated depreciation and amortization, as reported in our consolidated financial statements. Consolidated Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Consolidated Secured Debt Mortgage and other debt secured by real estate, as reported in our consolidated financial statements.
Debt Investments Loans secured by a direct interest in real estate and mezzanine loans.
Direct Financing Lease ("DFL") Lease for which future minimum lease payments are recorded as a receivable and the difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield.
EBITDAre and Adjusted EBITDAre EBITDAre, or EBITDA for Real Estate, is a supplemental performance measure defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and intended for real estate companies. It represents earnings before interest expense, income taxes, depreciation and amortization, gains or losses from sales of depreciable property (including gains or losses on change in control), and impairment charges (recoveries) related to depreciable property. Adjusted EBITDAre is defined as EBITDAre excluding impairments (recoveries) related to non-depreciable assets, transaction-related items, prepayment costs (benefits) associated with early retirement or payment of debt, severance and related charges, litigation costs (recoveries), casualty-related charges (recoveries), stock compensation expense, and foreign currency remeasurement losses (gains), and is adjusted to include our share of CCRC non-refundable entrance fees received. EBITDAre and Adjusted EBITDAre include our pro rata share of our unconsolidated JVs presented on the same basis. We consider EBITDAre and Adjusted EBITDAre important supplemental measures to net income (loss) because they provide an additional manner in which to evaluate our operating performance and serve as additional indicators of our ability service our debt obligations. Net income (loss) is the most directly comparable U.S. generally accepted accounting principles (“GAAP”) measure to EBITDAre and Adjusted EBITDAre.
Enterprise Debt Consolidated Debt plus our pro rata share of total debt from our unconsolidated JVs. Enterprise Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share information is calculated by applying our actual ownership percentage for the period and excludes debt funded by us to our JVs. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Enterprise Gross Assets Consolidated Gross Assets plus our pro rata share of total gross assets from our unconsolidated JVs, after adding back accumulated depreciation and amortization. Enterprise Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Enterprise Secured Debt Consolidated Secured Debt plus our pro rata share of mortgage debt from our unconsolidated JVs. Enterprise Secured Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of Enterprise Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Entrance Fee Certain of our communities have residency agreements which require the resident to pay an upfront entrance fee prior to taking occupancy at the community. For net income, NOI and NAREIT FFO, the non-refundable portion of the entrance fee is recorded as deferred entrance fee revenue and amortized over the estimated stay of the resident based on an actuarial valuation. For Cash NOI and FAD, the non-refundable entrance fees ("NREFs") are recognized upon receipt, net of a reserve for statutory refunds due to early terminations. The refundable portion of a resident’s entrance fee is generally refundable within a certain number

2

Definitions

of months or days following contract termination or upon the sale of the unit. All refundable amounts due to residents at any time in the future are classified as liabilities.
Financial Leverage Enterprise Debt divided by Enterprise Gross Assets. Financial Leverage is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share information is calculated by applying our actual ownership percentage for the period and excludes debt funded by us to our JVs. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Fixed Charges Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges also includes our pro rata share of the interest expense plus capitalized interest plus preferred stock dividends (if applicable) of our unconsolidated JVs. Fixed Charges is a supplemental measure of our interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations.
Funds Available for Distribution (“FAD”) FAD is defined as FFO as adjusted after excluding the impact of the following: (i) amortization of deferred compensation expense, (ii) amortization of deferred financing costs, net, (iii) straight-line rents, (iv) deferred income taxes, (v) amortization of acquired market lease intangibles, net, (vi) non-cash interest related to DFLs and lease incentive amortization (reduction of straight-line rents), (vii) actuarial reserves for insurance claims that have been incurred but not reported, and (viii) deferred revenues, excluding amounts amortized into rental income that are associated with tenant funded improvements owned/recognized by us and up-front cash payments made by tenants to reduce their contractual rents. Also, FAD: (i) is computed after deducting recurring capital expenditures, including second generation leasing costs and second generation tenant and capital improvements and (ii) includes lease restructure payments and adjustments to compute our share of FAD from our unconsolidated joint ventures and those related to CCRC non-refundable entrance fees. Certain prior period amounts in the “Non-GAAP Financial Measures Reconciliation” below for FAD have been reclassified to conform to the current period presentation. More specifically, recurring capital expenditures, including second generation leasing costs and second generation tenant and capital improvements ("FAD capital expenditures") excludes our share from unconsolidated joint ventures (reported in “other FAD adjustments”). Adjustments for joint ventures are calculated to reflect our pro-rata share of both our consolidated and unconsolidated joint ventures. We reflect our share of FAD for unconsolidated joint ventures by applying our actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. We reflect our share for consolidated joint ventures in which we do not own 100% of the equity by adjusting our FAD to remove the third party ownership share of the applicable reconciling items based on actual ownership percentage for the applicable periods (reported in “other FAD adjustments”). See FFO for further disclosure regarding our use of pro-rata share information and its limitations. Other REITs or real estate companies may use different methodologies for calculating FAD, and accordingly, our FAD may not be comparable to those reported by other REITs. Although our FAD computation may not be comparable to that of other REITs, management believes FAD provides a meaningful supplemental measure of our performance and is frequently used by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. We believe FAD is an alternative run-rate earnings measure that improves the understanding of our operating results among investors and makes comparisons with: (i) expected results, (ii) results of previous periods, and (iii) results among REITs more meaningful. FAD does not represent cash generated from operating activities determined in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs as it excludes the following items which generally flow through our cash flows from operating activities: (i) adjustments for changes in working capital or the actual timing of the payment of income or expense items that are accrued in the period, (ii) transaction-related costs, (iii) litigation settlement expenses, (iv) severance-related expenses, and (v) actual cash receipts from interest income recognized on loans receivable (in contrast to our FAD adjustment to exclude non-cash interest and depreciation related to our investments in direct financing leases). Furthermore, FAD is adjusted for recurring capital expenditures, which are generally not considered when determining cash flows from operations or liquidity. FAD is a non-GAAP supplemental financial measure and should not be considered as an alternative to net income (loss) determined in accordance with GAAP.
Funds From Operations (“FFO”) FFO encompasses NAREIT FFO and FFO as adjusted, each of which is described in detail below. We believe FFO applicable to common shares, diluted FFO applicable to common shares, and diluted FFO per common share are important supplemental non-GAAP measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. The term FFO was designed by the REIT industry to address this issue.
NAREIT FFO. FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is net income (loss) applicable to common shares (computed in accordance with GAAP), excluding gains or losses from sales of depreciable property, including any current and deferred taxes directly associated with sales of depreciable property, impairments of, or related to, depreciable real estate, plus real estate and other real estate-related depreciation and amortization, and adjustments to compute our share of NAREIT FFO and FFO as adjusted (see below) from joint ventures. Adjustments for joint ventures are calculated to reflect our pro-rata share of both our consolidated and unconsolidated joint ventures. We reflect our share of NAREIT FFO for unconsolidated joint ventures by applying our actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. For consolidated joint ventures in which we do not own 100%, we reflect our share of the equity by adjusting our NAREIT FFO to remove the third party ownership share of the applicable reconciling items based on actual ownership percentage

3

Definitions

for the applicable periods. Our pro-rata share information is prepared on a basis consistent with the comparable consolidated amounts, is intended to reflect our proportionate economic interest in the operating results of properties in our portfolio and is calculated by applying our actual ownership percentage for the period. We do not control the unconsolidated joint ventures, and the pro-rata presentations of reconciling items included in NAREIT FFO do not represent our legal claim to such items. The joint venture members or partners are entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreements, which provide for such allocations generally according to their invested capital.
The presentation of pro-rata information has limitations, which include, but are not limited to, the following: (i) the amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses and (ii) other companies in our industry may calculate their pro-rata interest differently, limiting the usefulness as a comparative measure. Because of these limitations, the pro-rata financial information should not be considered independently or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP financial statements, using the pro-rata financial information as a supplement.
NAREIT FFO does not represent cash generated from operating activities in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income (loss). We compute NAREIT FFO in accordance with the current NAREIT definition; however, other REITs may report NAREIT FFO differently or have a different interpretation of the current NAREIT definition from ours.
FFO as adjusted. In addition, we present NAREIT FFO on an adjusted basis before the impact of non-comparable items including, but not limited to, transaction-related items, impairments (recoveries) of non-depreciable assets, losses (gains) from the sale of non-depreciable assets, severance and related charges, prepayment costs (benefits) associated with early retirement or payment of debt, litigation costs (recoveries), casualty-related charges (recoveries), foreign currency remeasurement losses (gains), and changes in tax legislation (“FFO as adjusted”). Transaction-related items include transaction expenses and gains/charges incurred as a result of mergers and acquisitions and lease amendment or termination activities. Prepayment costs (benefits) associated with early retirement of debt include the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of debt. Management believes that FFO as adjusted provides a meaningful supplemental measurement of our FFO run-rate and is frequently used by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. At the same time that NAREIT created and defined its FFO measure for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe stockholders, potential investors, and financial analysts who review our operating performance are best served by an FFO run-rate earnings measure that includes certain other adjustments to net income (loss), in addition to adjustments made to arrive at the NAREIT defined measure of FFO. FFO as adjusted is used by management in analyzing our business and the performance of our properties and we believe it is important that stockholders, potential investors, and financial analysts understand this measure used by management. We use FFO as adjusted to: (i) evaluate our performance in comparison with expected results and results of previous periods, relative to resource allocation decisions, (ii) evaluate the performance of our management, (iii) budget and forecast future results to assist in the allocation of resources, (iv) assess our performance as compared with similar real estate companies and the industry in general, and (v) evaluate how a specific potential investment will impact our future results. Other REITs or real estate companies may use different methodologies for calculating an adjusted FFO measure, and accordingly, our FFO as adjusted may not be comparable to those reported by other REITs.
Investment and Portfolio Investment Represents: (i) the carrying amount of real estate assets and intangibles, after adding back accumulated depreciation and amortization and (ii) the carrying amount of DFLs and Debt Investments. Portfolio Investment also includes our pro rata share of the real estate assets and intangibles held in our unconsolidated JVs, presented on the same basis as Investment, less the value attributable to refundable Entrance Fee liabilities. Investment and Portfolio Investment exclude land held for development.
Net Debt Enterprise Debt less the carrying amount of cash and cash equivalents as reported in our consolidated financial statements and our pro rata share of cash and cash equivalents from our unconsolidated JVs. Consolidated Debt is the most directly comparable GAAP measure to Net Debt. Net Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Net Debt to Adjusted EBITDAre Net Debt divided by Adjusted EBITDAre is a supplemental measure of our ability to decrease our debt. Because we may not be able to use our cash to reduce our debt on a dollar-for-dollar basis, this measure may have material limitations.
Net Operating Income from Continuing Operations (“NOI”) and Cash NOI NOI and Adjusted NOI are non-U.S. generally accepted accounting principles (“GAAP”) supplemental financial measures used to evaluate the operating performance of real estate. NOI is defined as real estate revenues (inclusive of rental and related revenues, resident fees and services, and income from direct financing leases), less property level operating expenses (which exclude transition costs); NOI excludes all other financial statement amounts included in net income (loss). Management believes NOI provides relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unlevered basis. Adjusted NOI is calculated as NOI after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market

4

Definitions

lease intangibles, termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee income and expense. Adjusted NOI is oftentimes referred to as “Cash NOI.” NOI and Adjusted NOI exclude our share of income (loss) generated by unconsolidated joint ventures, which is recognized in equity income (loss) from unconsolidated joint ventures in the consolidated statements of operations. We use NOI and Adjusted NOI to make decisions about resource allocations, to assess and compare property level performance, and to evaluate our same property portfolio (“SPP”), as described below. We believe that net income (loss) is the most directly comparable GAAP measure to NOI and Adjusted NOI. NOI and Adjusted NOI should not be viewed as alternative measures of operating performance to net income (loss) as defined by GAAP since they do not reflect various excluded items. Further, our definitions of NOI and Adjusted NOI may not be comparable to the definitions used by other REITs or real estate companies, as they may use different methodologies for calculating NOI and Adjusted NOI.
Operating expenses generally relate to leased medical office and life science properties and SHOP facilities. We generally recover all or a portion of our leased medical office and life science property expenses through tenant recoveries. We present expenses as operating or general and administrative based on the underlying nature of the expense.
Portfolio Income Cash NOI plus interest income plus our pro rata share of Cash NOI from our unconsolidated JVs.
Real Estate Revenues Real Estate Revenues include rental related revenues, tenant recoveries, resident fees and services and income from DFLs.
Revenue Per Occupied Room ("REVPOR") SHOP The 3-month average Cash Real Estate Revenues per occupied unit for the most recent period available. REVPOR SHOP excludes newly completed assets under lease-up, assets sold, acquired or transitioned to a new operating structure (such as triple-net to SHOP) during the relevant period, assets in redevelopment, and assets that experienced a casualty event that significantly impacted operations. REVPOR SHOP is a non-GAAP supplemental financial measure used to evaluate the revenue-generating capacity and profit potential of our SHOP assets independent of fluctuating occupancy rates. It is also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our SHOP assets.
RIDEA A structure whereby a taxable REIT subsidiary is permitted to rent a healthcare facility from its parent REIT and hire an independent contractor to operate the facility.
Same Property Portfolio SPP NOI and Adjusted (Cash) NOI information allows us to evaluate the performance of our property portfolio under a consistent population by eliminating changes in the composition of our consolidated portfolio of properties. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis.
Properties are included in SPP once they are stabilized for the full period in both comparison periods. Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure, such as a transition from a triple-net lease to a RIDEA reporting structure, are considered stabilized after 12 months in operations under a consistent reporting structure. A property is removed from SPP when it is classified as held for sale, sold, placed into redevelopment, experiences a casualty event that significantly impacts operations or changes its reporting structure (such as triple-net to SHOP).
Secured Debt Ratio Enterprise Secured Debt divided by Enterprise Gross Assets. Secured Debt Ratio is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share information is calculated by applying our actual ownership percentage for the period and excludes debt funded by us to our JVs. Our pro rata share of Total Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Segments Our portfolio is comprised of investments in the following healthcare segments: (i) senior housing triple-net, (ii) senior housing operating portfolio (“SHOP”), (iii) life science (iv) medical office, and (v) other non-reportable segments (“Other”).
Share of Unconsolidated Joint Ventures ("JVs") Our pro rata share information is prepared on a basis consistent with the comparable consolidated amounts by applying our actual ownership percentage for the period and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio.

5

Reconciliations
In thousands, except for per share data

Funds From Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income (loss) applicable to common shares	$(46,249)	$98,946	$787	$228,267
Real estate related depreciation and amortization	171,944	132,198	469,191	418,740
Real estate related depreciation and amortization on unconsolidated joint ventures	14,952	15,180	45,153	48,730
Real estate related depreciation and amortization on noncontrolling interests and other	(4,999)	(2,971)	(14,927)	(7,136)
Other real estate-related depreciation and amortization	1,357	2,343	4,798	4,906
Loss (gain) on sales of real estate, net	784	(95,332)	(18,708)	(162,211)
Loss (gain) on sales of real estate, net on noncontrolling interests	(2)	—	206	—
Loss (gain) upon consolidation of real estate, net(1)	20	—	(11,481)	41,017
Taxes associated with real estate dispositions	—	—	—	1,147
Impairments (recoveries) of depreciable real estate, net(2)	43,784	5,268	111,033	11,541
NAREIT FFO applicable to common shares	181,591	155,632	586,052	585,001
Distributions on dilutive convertible units and other	1,675	—	4,954	—
Diluted NAREIT FFO applicable to common shares	$183,266	$155,632	$591,006	$585,001

Weighted average shares outstanding - diluted NAREIT FFO	499,450	470,118	489,609	469,876

Impact of adjustments to NAREIT FFO:
Transaction-related items	$1,335	$4,678	$13,659	$8,612
Other impairments (recoveries) and losses (gains), net(3)	—	—	10,147	4,341
Severance and related charges(4)	1,334	4,573	5,063	13,311
Loss on debt extinguishments(5)	35,017	43,899	36,152	43,899
Litigation costs (recoveries)	(150)	(545)	(549)	41
Casualty-related charges (recoveries), net(6)	1,607	—	(4,636)	—
Foreign currency remeasurement losses (gains)	(162)	(41)	(350)	(106)
Total adjustments	38,981	52,564	59,486	70,098
FFO as adjusted applicable to common shares	220,572	208,196	645,538	655,099
Distributions on dilutive convertible units and other	1,588	(90)	4,809	(180)
Diluted FFO as adjusted applicable to common shares	$222,160	$208,106	$650,347	$654,919

Weighted average shares outstanding - diluted FFO as adjusted	499,450	470,118	489,609	469,876

Diluted earnings per common share	$(0.09)	$0.21	$0.00	$0.49
Depreciation and amortization	0.37	0.31	1.03	0.99
Loss (gain) on sales of real estate, net	0.00	(0.20)	(0.03)	(0.34)
Loss (gain) upon consolidation of real estate, net(1)	0.00	—	(0.02)	0.09
Impairments (recoveries) of depreciable real estate, net(2)	0.09	0.01	0.23	0.02
Diluted NAREIT FFO per common share	$0.37	$0.33	$1.21	$1.25
Transaction-related items	0.00	0.01	0.03	0.01
Other impairments (recoveries) and losses (gains), net(3)	—	—	0.02	0.01
Severance and related charges(4)	0.00	0.01	0.01	0.03
Loss on debt extinguishments(5)	0.07	0.09	0.07	0.09
Casualty-related charges (recoveries), net(6)	0.00	—	(0.01)	—
Diluted FFO as adjusted per common share	$0.44	$0.44	$1.33	$1.39

6

Reconciliations
In thousands

Funds Available for Distribution

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
FFO as adjusted applicable to common shares	$220,572	$208,196	$645,538	$655,099
Amortization of deferred compensation(7)	3,715	3,530	11,613	11,249
Amortization of deferred financing costs	2,735	3,070	8,174	9,760
Straight-line rents	(10,252)	(4,409)	(22,192)	(20,888)
FAD capital expenditures	(24,107)	(24,646)	(62,840)	(70,237)
Lease restructure payments	289	300	870	901
CCRC entrance fees(8)	5,731	6,524	14,071	13,203
Deferred income taxes	(6,434)	(4,880)	(14,063)	(12,751)
Other FAD adjustments(9)	(2,002)	(1,140)	(4,387)	(7,959)
FAD applicable to common shares	190,247	186,545	576,784	578,377
Distributions on dilutive convertible units and other	1,675	—	4,953	—
Diluted FAD applicable to common shares	$191,922	$186,545	$581,737	$578,377

Weighted average shares outstanding - diluted FAD	499,450	470,118	489,609	469,876
______________________________________

(1)
For the nine months ended September 30, 2019, represents the gain related to the acquisition of the outstanding equity interests in a previously unconsolidated senior housing joint venture. For the nine months ended September 30, 2018, represents the loss on consolidation of seven U.K. care homes.

(2)
For the three and nine months ended September 30, 2019, includes a $6 million impairment charge related to depreciable real estate held by the CCRC JV, which we recognized in equity income (loss) from unconsolidated joint ventures in the consolidated statement of operations.

(3)
For the nine months ended September 30, 2019, represents the impairment of 13 senior housing triple-net facilities under direct financing leases recognized as a result of entering into sales agreements. For the nine months ended September 30, 2018, represents the impairment of an undeveloped life science land parcel classified as held for sale, partially offset by an impairment recovery upon the sale of a mezzanine loan investment in March 2018.

(4)
For the nine months ended September 30, 2018, primarily relates to the departure of our former Executive Chairman, which consisted of $6 million of cash severance and $3 million of equity award vestings.

(5)	For all periods presented, represents the premium associated with the prepayment of senior unsecured notes.

(6)
For the three months ended September 30, 2019, represents evacuation costs related to hurricanes. For the nine months ended September 30, 2019, represents incremental insurance proceeds received for property damage and other associated costs related to hurricanes in 2017, net of evacuation costs related to hurricanes in 2019.

(7)
Excludes amounts related to the acceleration of deferred compensation for restricted stock units that vested upon the departure of certain former employees, which have already been excluded from FFO as adjusted in severance and related charges.

(8)	Represents our 49% share of our CCRC JV's non-refundable entrance fees collected in excess of amortization.

(9)
Primarily includes our share of FAD capital expenditures from unconsolidated joint ventures, partially offset by noncontrolling interests' share of FAD capital expenditures from consolidated joint ventures.

7

Reconciliations
In thousands

Share of Unconsolidated Joint Venture NAREIT FFO, and FAD

	Three Months Ended September 30, 2019
	Total	CCRC JV	Other SHOP JVs	U.K. JV	Medical Office	Remaining
Equity income (loss) from unconsolidated joint ventures	$(7,643)	$(9,195)	$(388)	$1,556	$214	$170
Real estate related depreciation and amortization	14,952	12,120	917	1,661	197	57
Impairments (recoveries), net	5,529	5,529	—	—	—	—
NAREIT FFO	$12,838	$8,454	$529	$3,217	$411	$227
FAD adjustments	3,806	4,446	(93)	(516)	(32)	1
FAD	$16,644	$12,900	$436	$2,701	$379	$228

8

Reconciliations
In thousands, except for per share data

Projected Future Operations(1)

	Full Year 2019
	Low	High
Diluted earnings per common share	$0.05	$0.11
Real estate related depreciation and amortization	1.34	1.34
Real estate related depreciation and amortization on unconsolidated joint ventures	0.13	0.13
Real estate related depreciation and amortization on noncontrolling interests and other	(0.04)	(0.04)
Other real estate-related depreciation and amortization	0.01	0.01
Loss (gain) on sales of real estate, net	(0.06)	(0.08)
Loss (gain) upon consolidation of real estate, net	(0.03)	(0.03)
Impairments (recoveries) of depreciable real estate, net	0.22	0.22
Diluted NAREIT FFO per common share	$1.62	$1.66
Transaction-related items	0.03	0.03
Other impairments (recoveries), net	0.02	0.02
Severance and related charges	0.01	0.01
Loss on debt extinguishments	0.07	0.07
Casualty-related charges (recoveries), net	(0.01)	(0.01)
Diluted FFO as adjusted per common share	$1.74	$1.78
 ______________________________________

(1)
The foregoing projections reflect management’s view of current and future market conditions as of October 30, 2019, including assumptions with respect to rental rates, occupancy levels, development items, and the earnings impact of the events referenced in our earnings press release for the quarter ended September 30, 2019 that was issued on October 30, 2019. However, these projections do not reflect the impact of unannounced future transactions, except as described herein, other impairments or recoveries, the future bankruptcy or insolvency of our operators, lessees, borrowers or other obligors, the effect of any future restructuring of our contractual relationships with such entities, gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, or larger than expected litigation settlements and expenses related to existing or future litigation matters. Our actual results may differ materially from the projections set forth above. The aforementioned ranges represent management’s best estimates based upon the underlying assumptions as of October 30, 2019. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

Share of Unconsolidated Joint Venture NAREIT FFO and Cash NOI

	Full Year 2019
	Low	High
Equity income (loss) from unconsolidated joint ventures	$(9,000)	$(2,000)
Real estate related depreciation and amortization	57,000	58,000
NAREIT FFO	$48,000	$56,000
Adjustments to NAREIT FFO(1)	12,000	12,000
Total NOI	$60,000	$68,000
Non-cash adjustments to NOI(2)	15,000	15,000
Total Cash NOI	$75,000	$83,000
 ______________________________________

(1)	Includes interest and general and administrative expenses.

(2)	Includes our 49% share of non-refundable Entrance Fees as the fees are collected by our CCRC JV, net of reserves and CCRC JV Entrance Fee amortization.

9

Reconciliations
In millions

Projected SPP Cash NOI(1)(2)

	For the projected full year 2019 (low)	For the projected full year 2019 (high)	For the year ended December 31, 2018
Cash NOI	$1,079	$1,095	$1,119
Interest income	10	10	10
Cash NOI plus interest income	1,088	1,105	1,130
Interest income	(10)	(10)	(10)
Non-cash adjustments to cash NOI(3)	18	18	12
NOI	1,096	1,113	1,131
Non-SPP NOI	(383)	(393)	(432)
SPP NOI	714	720	699
Non-cash adjustments to SPP NOI(3)	(3)	(3)	(5)
SPP cash NOI	$710	$717	$694
Addback adjustments(4)	386	396	437
Other income and expenses(5)	78	83	965
Costs and expenses(6)	(1,017)	(1,013)	(967)
Other impairments (recoveries), net	(116)	(116)	(55)
Net income (loss)	$42	$67	$1,073

Projected SPP Cash NOI change for full year 2019	2.25%	3.25%
 ______________________________________

(1)
The foregoing projections reflect management’s view of current and future market conditions as of October 30, 2019, including assumptions with respect to rental rates, occupancy levels, development items, and the earnings impact of the events referenced in our earnings press release for the quarter ended September 30, 2019 that was issued on October 30, 2019. However, these projections do not reflect the impact of unannounced future transactions, except as described herein, other impairments or recoveries, the future bankruptcy or insolvency of our operators, lessees, borrowers or other obligors, the effect of any future restructuring of our contractual relationships with such entities, gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, or larger than expected litigation settlements and expenses related to existing or future litigation matters. Our actual results may differ materially from the projections set forth above. The aforementioned ranges represent management’s best estimates based upon the underlying assumptions as of October 30, 2019. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

(2)	Does not foot due to rounding and adjustments made to SPP high and low ranges reported by segment.

(3)
Represents straight-line rents, DFL non-cash interest, amortization of market lease intangibles, net, the deferral of community fees, net of amortization, management contract termination expense, actuarial reserves for insurance claims that have been incurred but not reported, and lease termination fees.

(4)	Represents non-SPP NOI and non-cash adjustments to SPP NOI.

(5)	Represents interest income, gain (loss) on sales of real estate, net, other income (expense), net, income taxes benefit (expense), and equity income (loss) from unconsolidated joint ventures.

(6)	Represents interest expense, depreciation and amortization, general and administrative, transaction costs, and loss on debt extinguishments.

10

Reconciliations
In thousands

Enterprise Gross Assets and Portfolio Investment

	September 30, 2019
	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Corporate Non-segment	Total
Consolidated total assets	$1,303,756	$3,413,113	$4,658,030	$3,621,349	$896,602	$117,360	$14,010,210
Investments in and advances to unconsolidated JVs	—	—	—	—	(505,245)	—	(505,245)
Accumulated depreciation and amortization	508,759	692,922	790,638	1,295,262	102,651	—	3,390,232
Consolidated Gross Assets	$1,812,515	$4,106,035	$5,448,668	$4,916,611	$494,008	$117,360	$16,895,197
Share of unconsolidated JV gross assets	—	—	—	—	1,430,996	—	1,430,996
Enterprise Gross Assets	$1,812,515	$4,106,035	$5,448,668	$4,916,611	$1,925,004	$117,360	$18,326,193
Land held for development	—	—	(105,342)	(8,597)	—	—	(113,939)
Fully depreciated real estate and intangibles	67,262	104,587	328,554	427,592	9,579	—	937,574
Non-real estate related assets(1)	(135,692)	(190,052)	(210,041)	(307,151)	(294,447)	(117,360)	(1,254,743)
Real estate intangible liabilities	(30,547)	(8,599)	(73,894)	(89,750)	(4,871)	—	(207,661)
Portfolio Investment	$1,713,538	$4,011,971	$5,387,945	$4,938,705	$1,635,265	$—	$17,687,424

Investment by Type:
Wholly-owned	$1,713,538	$4,011,971	$5,387,945	$4,938,705	$478,357	$—	$16,530,516
Share of unconsolidated JVs	—	—	—	—	1,156,908	—	1,156,908
Portfolio Investment	$1,713,538	$4,011,971	$5,387,945	$4,938,705	$1,635,265	$—	$17,687,424
______________________________________

(1)
Includes straight-line rent payables and receivables, net of reserves; lease commissions - 2nd generation, net of amortization; cash and restricted cash; our share of the value attributable to refundable Entrance Fee liabilities for the CCRC JV; operating lease right-of-use assets; and other assets.

11

Reconciliations
In thousands

Real Estate Revenue

	Three Months Ended
	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019
Senior housing triple-net	$67,487	$63,602	$58,892	$49,866	$48,018
SHOP	137,044	127,909	126,181	177,001	212,275
Life science	98,040	96,371	94,473	107,596	118,561
Medical office(1)	139,566	140,015	142,195	141,927	143,639
Other(1)	12,650	12,664	12,700	12,763	12,737
Real Estate Revenue	$454,787	$440,561	$434,441	$489,153	$535,230
Senior housing triple-net	569	2,436	435	4,793	(1,551)
SHOP	771	41	968	1,128	957
Life science	(1,453)	(2,178)	(2,491)	(7,627)	(7,080)
Medical office(1)	(2,181)	(2,506)	(2,710)	(2,143)	(2,509)
Other(1)	188	194	194	219	469
Non-cash adjustments to Real Estate Revenues	$(2,106)	$(2,013)	$(3,604)	$(3,630)	$(9,714)
Senior housing triple-net	68,056	66,038	59,328	54,659	46,467
SHOP	137,815	127,950	127,149	178,129	213,232
Life science	96,587	94,193	91,982	99,969	111,481
Medical office(1)	137,385	137,509	139,485	139,784	141,130
Other(1)	12,838	12,858	12,895	12,982	13,206
Cash Real Estate Revenues	$452,681	$438,548	$430,839	$485,523	$525,516
Senior housing triple-net	(35,669)	(31,497)	(28,784)	(21,115)	(13,463)
SHOP	(65,184)	(55,725)	(53,054)	(104,434)	(139,967)
Life science	(19,357)	(16,455)	(14,277)	(20,255)	(29,650)
Medical office(1)	(13,456)	(15,284)	(14,829)	(14,749)	(14,492)
Other(1)	(467)	(484)	(463)	(479)	(477)
Non-SPP Cash Real Estate Revenues	$(134,133)	$(119,445)	$(111,407)	$(161,032)	$(198,049)
Senior housing triple-net	32,387	34,541	30,544	33,544	33,004
SHOP	72,631	72,225	74,095	73,695	73,265
Life science	77,230	77,738	77,705	79,714	81,831
Medical office(1)	123,929	122,225	124,656	125,035	126,638
Other(1)	12,371	12,374	12,432	12,503	12,729
Cash Real Estate Revenues - SPP	$318,548	$319,103	$319,432	$324,491	$327,467
_______________________________________

(1)
During the quarter ended March 31, 2019, two facilities were reclassified from other non-reportable segments to the medical office segment. Accordingly, all prior period segment information has been recast to conform to the current period presentation.

12

Reconciliations
In thousands

Operating Expenses

	Three Months Ended
	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019
Senior housing triple-net	$840	$941	$993	$866	$865
SHOP	106,182	104,617	96,948	137,460	166,201
Life science	23,668	23,534	21,992	25,480	29,520
Medical office(1)	50,478	48,219	48,987	50,176	51,472
Other(1)	40	102	7	11	11
Operating expenses	$181,208	$177,413	$168,927	$213,993	$248,069
Senior housing triple-net	35	(14)	(129)	(14)	(14)
SHOP	(606)	(3,189)	(184)	287	218
Life science	(13)	(13)	(13)	(13)	(13)
Medical office(1)	(817)	(945)	(939)	(940)	(941)
Other(1)	—	—	1	—	—
Non-cash adjustments to operating expenses	$(1,401)	$(4,161)	$(1,264)	$(680)	$(750)
Senior housing triple-net	875	927	864	852	851
SHOP	105,576	101,428	96,764	137,747	166,419
Life science	23,655	23,521	21,979	25,467	29,507
Medical office(1)	49,661	47,274	48,048	49,236	50,531
Other(1)	40	102	8	11	11
Cash Operating Expenses	$179,807	$173,252	$167,663	$213,313	$247,319
Senior housing triple-net	(845)	(873)	(826)	(814)	(812)
SHOP	(55,094)	(50,697)	(46,108)	(86,909)	(113,969)
Life science	(5,026)	(4,763)	(4,453)	(6,252)	(9,648)
Medical office(1)	(5,529)	(5,318)	(5,306)	(5,619)	(5,657)
Other(1)	(35)	(93)	(3)	(6)	(6)
Non-SPP operating expenses	$(66,529)	$(61,744)	$(56,696)	$(99,600)	$(130,092)
Senior housing triple-net	30	54	38	38	39
SHOP	50,482	50,731	50,656	50,838	52,450
Life science	18,629	18,758	17,526	19,215	19,859
Medical office(1)	44,132	41,956	42,742	43,617	44,874
Other(1)	5	9	5	5	5
Cash Operating Expenses - SPP	$113,278	$111,508	$110,967	$113,713	$117,227
_______________________________________

(1)
During the quarter ended March 31, 2019, two facilities were reclassified from other non-reportable segments to the medical office segment. Accordingly, all prior period segment information has been recast to conform to the current period presentation.

13

Reconciliations
In thousands

Total Real Estate Revenue	Total Operating Expenses

Nine Months Ended September 30, 2019		Nine Months Ended September 30, 2019
Senior housing triple-net	$156,776	Senior housing triple-net	$2,723
SHOP	515,457	SHOP	400,608
Life science	320,630	Life science	76,992
Medical office	427,761	Medical office	150,635
Other	38,200	Other	31
Real Estate Revenue	$1,458,824	Operating expenses	$630,989
Senior housing triple-net	3,678	Senior housing triple-net	(156)
SHOP	3,054	SHOP	322
Life science	(17,198)	Life science	(39)
Medical office	(7,361)	Medical office	(2,819)
Other	882	Other	(2)
Non-cash adjustments to Real Estate Revenues	$(16,945)	Non-cash adjustments to operating expenses	$(2,694)
Senior housing triple-net	160,454	Senior housing triple-net	2,567
SHOP	518,511	SHOP	400,930
Life science	303,432	Life science	76,953
Medical office	420,400	Medical office	147,816
Other	39,082	Other	29
Cash Real Estate Revenues	$1,441,879	Cash Operating Expenses	$628,295
Senior housing triple-net	(63,362)	Senior housing triple-net	(2,452)
SHOP	(339,121)	SHOP	(279,573)
Life science	(86,336)	Life science	(25,521)
Medical office	(67,414)	Medical office	(27,603)
Other	(1,417)	Other	(14)
Non-SPP Cash Real Estate Revenues(1)	$(557,650)	Non-SPP operating expenses(2)	$(335,163)
Senior housing triple-net	97,092	Senior housing triple-net	115
SHOP	179,390	SHOP	121,357
Life science	217,096	Life science	51,432
Medical office	352,986	Medical office	120,213
Other	37,665	Other	15
Cash Real Estate Revenues - SPP(1)	$884,229	Cash Operating Expenses - SPP(2)	$293,132
___________________________________

(1)	The property count used for Non-SPP Cash Real Estate Revenues and Cash Real Estate Revenues - SPP differed for the three and nine months ended September 30, 2019.

(2)	The property count used for Non-SPP operating expense and Cash Operating Expenses - SPP differed for the three and nine months ended September 30, 2019.

14

Reconciliations
In thousands

EBITDAre and Adjusted EBITDAre

Three Months Ended September 30, 2019
Net income (loss)	$(42,308)
Interest expense	61,230
Income tax expense (benefit)	(6,261)
Depreciation and amortization	171,944
Other depreciation and amortization	2,103
Loss (gain) on sales of real estate, net	784
Loss (gain) upon consolidation of real estate, net	20
Impairments (recoveries) of depreciable real estate, net	38,257
Share of unconsolidated JV:
Interest expense	3,509
Income tax expense (benefit)	218
Depreciation and amortization	14,952
Impairments (recoveries) of depreciable real estate, net	5,527
Other JV adjustments	(621)
EBITDAre	$249,354

Transaction-related items	1,335
Severance and related charges	1,334
Loss on debt extinguishments	35,017
Litigation costs (recoveries)	(150)
Casualty-related charges (recoveries), net	2,174
Amortization of deferred compensation	3,715
Foreign currency remeasurement losses (gains)	(162)
CCRC entrance fees	5,731
Adjusted EBITDAre	$298,348

Adjusted Fixed Charge Coverage

Three Months Ended September 30, 2019
Interest expense	$61,230
Capitalized interest	7,355
Share of unconsolidated JV interest expense and capitalized interest	3,669
Fixed Charges	$72,254

Adjusted Fixed Charge Coverage	4.1x

15

Reconciliations
In thousands

Enterprise Debt and Net Debt

September 30, 2019
Bank line of credit(1)	$737,793
Term loan	248,882
Senior unsecured notes	5,253,639
Mortgage debt(2)	307,643
Other debt	85,069
Consolidated Debt	$6,633,026
Share of unconsolidated JV mortgage debt	317,565
Share of unconsolidated JV other debt	166,838
Enterprise Debt	$7,117,429
Cash and cash equivalents	(124,990)
Share of unconsolidated JV cash and cash equivalents	(34,079)
Net Debt	$6,958,360

Financial Leverage

September 30, 2019
Enterprise Debt	$7,117,429
Enterprise Gross Assets	18,326,193
Financial Leverage	38.8%

Secured Debt Ratio

September 30, 2019
Mortgage debt	$307,643
Share of unconsolidated JV mortgage debt	317,565
Enterprise Secured Debt	$625,208
Enterprise Gross Assets	18,326,193
Secured Debt Ratio	3.4%

Net Debt to Adjusted EBITDAre

	Three Months Ended September 30, 2019
Net Debt	$6,958,360
Adjusted EBITDAre	1,193,392	(2)
Net Debt to Adjusted EBITDAre	5.8x
  ______________________________________

(1)	Includes £55 million ($68 million) translated into U.S. dollars at September 30, 2019.

(2)	Includes mortgage debt of $32.6 million on assets held for sale that matures in 2026, 2028, and 2044.

16

Reconciliations
In thousands

Segment Cash NOI, Portfolio Income, and SPP
Total Consolidated

	Three Months Ended
	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019
Net income (loss)	$102,926	$834,383	$64,990	$(9,980)	$(42,308)
Interest income	(1,236)	(1,358)	(1,713)	(2,414)	(2,741)
Interest expense	63,486	54,717	49,327	56,942	61,230
Depreciation and amortization	132,198	130,759	131,951	165,296	171,944
General and administrative	23,503	21,510	21,355	27,120	22,970
Transaction costs	4,489	1,684	4,518	1,337	1,319
Loss (gain) on sales of real estate, net	(95,332)	(763,774)	(8,044)	(11,448)	784
Impairments (recoveries), net	5,268	36,080	8,858	68,538	38,257
Other expense (income), net	(1,604)	(50,333)	(3,133)	(21,008)	(693)
Loss on debt extinguishments	43,899	263	—	1,135	35,017
Income tax expense (benefit)	(4,929)	(2,935)	(3,458)	(1,864)	(6,261)
Equity loss (income) from unconsolidated JVs	911	2,152	863	1,506	7,643
NOI	$273,579	$263,148	$265,514	$275,160	$287,161
Adjustment to NOI	(703)	2,148	(2,338)	(2,950)	(8,963)
Cash NOI	$272,876	$265,296	$263,176	$272,210	$278,198
Interest income	1,236	1,358	1,713	2,414	2,741
Share of unconsolidated JVs	23,302	21,466	21,400	22,233	21,569
Portfolio Income	$297,414	$288,120	$286,289	$296,857	$302,508
Interest income	(1,236)	(1,358)	(1,713)	(2,414)	(2,741)
Share of unconsolidated JVs	(23,302)	(21,466)	(21,400)	(22,233)	(21,569)
Adjustment to NOI	703	(2,148)	2,338	2,950	8,963
Non-SPP NOI	(65,900)	(55,795)	(52,741)	(62,440)	(72,888)
SPP NOI	$207,679	$207,353	$212,773	$212,720	$214,273
Non-cash adjustment to SPP NOI	(2,408)	242	(4,308)	(1,942)	(4,033)
SPP cash NOI	$205,271	$207,595	$208,465	$210,778	$210,240

17

Reconciliations
In thousands

Senior Housing Triple-Net

	Three Months Ended
	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019
Net income (loss)	$47,627	$67,827	$44,184	$17,616	$26,839
Interest expense	599	598	589	206	106
Depreciation and amortization	18,884	17,564	16,683	15,693	12,778
Impairments (recoveries), net	—	—	—	15,485	7,430
Loss (gain) on sales of real estate, net	(463)	(23,328)	(3,557)	—	—
NOI	$66,647	$62,661	$57,899	$49,000	$47,153
Adjustment to NOI	534	2,450	564	4,807	(1,537)
Cash NOI	$67,181	$65,111	$58,463	$53,807	$45,616
Interest income	—	—	—	—	—
Share of unconsolidated JVs	—	—	—	—	—
Portfolio Income	$67,181	$65,111	$58,463	$53,807	$45,616
Interest income	—	—	—	—	—
Share of unconsolidated JVs	—	—	—	—	—
Adjustment to NOI	(534)	(2,450)	(564)	(4,807)	1,537
Non-SPP NOI	(33,996)	(29,390)	(25,289)	(15,850)	(12,409)
SPP NOI	$32,651	$33,271	$32,610	$33,150	$34,744
Non-cash adjustment to SPP NOI	(293)	1,216	(2,104)	356	(1,779)
SPP cash NOI	$32,358	$34,487	$30,506	$33,506	$32,965

SHOP

	Three Months Ended
	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019
Net income (loss)	$9,903	$(19,145)	$8,971	$(62,299)	$(40,170)
Interest expense	688	659	663	1,326	2,637
Depreciation and amortization	25,166	23,609	24,086	52,242	58,152
Impairments (recoveries), net	5,268	32,802	—	52,963	24,721
Loss (gain) on sales of real estate, net	(10,163)	(14,633)	(4,487)	(4,691)	734
NOI	$30,862	$23,292	$29,233	$39,541	$46,074
Adjustment to NOI	1,378	3,230	1,152	841	740
Cash NOI	$32,240	$26,522	$30,385	$40,382	$46,814
Interest income	—	—	—	—	—
Share of unconsolidated JVs	—	—	—	—	—
Portfolio Income	$32,240	$26,522	$30,385	$40,382	$46,814
Interest income	—	—	—	—	—
Share of unconsolidated JVs	—	—	—	—	—
Adjustment to NOI	(1,378)	(3,230)	(1,152)	(841)	(740)
Non-SPP NOI	(9,053)	(3,279)	(6,086)	(16,763)	(25,153)
SPP NOI	$21,809	$20,013	$23,147	$22,778	$20,921
Non-cash adjustment to SPP NOI	340	1,481	292	79	(106)
SPP cash NOI	$22,149	$21,494	$23,439	$22,857	$20,815

18

Reconciliations
In thousands

Life Science

	Three Months Ended
	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019
Net income (loss)	$120,442	$763,666	$36,162	$44,431	$43,858
Interest expense	78	76	73	70	68
Depreciation and amortization	34,432	34,699	36,246	41,431	45,028
Impairments (recoveries), net	—	—	—	—	—
Loss (gain) on sales of real estate, net	(80,580)	(725,604)	—	(3,816)	87
NOI	$74,372	$72,837	$72,481	$82,116	$89,041
Adjustment to NOI	(1,439)	(2,165)	(2,478)	(7,614)	(7,067)
Cash NOI	$72,933	$70,672	$70,003	$74,502	$81,974
Interest income	—	—	—	—	—
Share of unconsolidated JVs	—	—	—	—	—
Portfolio Income	$72,933	$70,672	$70,003	$74,502	$81,974
Interest income	—	—	—	—	—
Share of unconsolidated JVs	—	—	—	—	—
Adjustment to NOI	1,439	2,165	2,478	7,614	7,067
Non-SPP NOI	(14,385)	(12,496)	(11,146)	(19,969)	(25,698)
SPP NOI	$59,987	$60,341	$61,335	$62,147	$63,343
Non-cash adjustment to SPP NOI	(1,386)	(1,361)	(1,156)	(1,648)	(1,371)
SPP cash NOI	$58,601	$58,980	$60,179	$60,499	$61,972

Medical Office(1)

	Three Months Ended
	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019
Net income (loss)	$40,897	$39,042	$31,138	$40,397	$32,171
Interest expense	117	118	111	109	108
Depreciation and amortization	51,977	53,163	53,101	54,096	54,152
Impairments (recoveries), net	—	—	8,858	90	5,729
Loss (gain) on sales of real estate, net	(3,903)	(527)	—	(2,941)	7
NOI	$89,088	$91,796	$93,208	$91,751	$92,167
Adjustment to NOI	(1,364)	(1,561)	(1,771)	(1,203)	(1,568)
Cash NOI	$87,724	$90,235	$91,437	$90,548	$90,599
Interest income	—	—	—	—	—
Share of unconsolidated JVs	—	—	—	—	—
Portfolio Income	$87,724	$90,235	$91,437	$90,548	$90,599
Interest income	—	—	—	—	—
Share of unconsolidated JVs	—	—	—	—	—
Adjustment to NOI	1,364	1,561	1,771	1,203	1,568
Non-SPP NOI	(8,033)	(10,238)	(9,760)	(9,387)	(9,157)
SPP NOI	$81,055	$81,558	$83,448	$82,364	$83,010
Non-cash adjustment to SPP NOI	(1,258)	(1,289)	(1,534)	(946)	(1,246)
SPP cash NOI	$79,797	$80,269	$81,914	$81,418	$81,764

19

Reconciliations
In thousands

Other(1)

	Three Months Ended
	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019
Net income (loss)	$11,419	$56,619	$11,708	$24,643	$6,637
Interest income	(1,236)	(1,358)	(1,713)	(2,414)	(2,741)
Interest expense	—	—	—	—	—
Depreciation and amortization	1,739	1,724	1,835	1,834	1,834
Impairments (recoveries), net	—	3,278	—	—	377
Loss (gain) on sales of real estate, net	(223)	318	—	—	(44)
Other expense (income), net	—	(50,171)	—	(12,817)	(980)
Equity loss (income) from unconsolidated JVs	911	2,152	863	1,506	7,643
NOI	$12,610	$12,562	$12,693	$12,752	$12,726
Adjustment to NOI	188	194	195	219	469
Cash NOI	$12,798	$12,756	$12,888	$12,971	$13,195
Interest income	1,236	1,358	1,713	2,414	2,741
Share of unconsolidated JVs	23,302	21,466	21,400	22,233	21,569
Portfolio Income	$37,336	$35,580	$36,001	$37,618	$37,505
Interest income	(1,236)	(1,358)	(1,713)	(2,414)	(2,741)
Share of unconsolidated JVs	(23,302)	(21,466)	(21,400)	(22,233)	(21,569)
Adjustment to NOI	(188)	(194)	(195)	(219)	(469)
Non-SPP NOI	(433)	(392)	(460)	(471)	(471)
SPP NOI	$12,177	$12,170	$12,233	$12,281	$12,255
Non-cash adjustment to SPP NOI	189	195	194	217	469
SPP cash NOI	$12,366	$12,365	$12,427	$12,498	$12,724

Corporate Non-Segment

	Three Months Ended
	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019
Net income (loss)	$(127,362)	$(73,626)	$(67,173)	$(74,768)	$(111,643)
Interest expense	62,004	53,266	47,891	55,231	58,311
General and administrative	23,503	21,510	21,355	27,120	22,970
Transaction costs	4,489	1,684	4,518	1,337	1,319
Other expense (income), net	(1,604)	(162)	(3,133)	(8,191)	287
Loss on debt extinguishments	43,899	263	—	1,135	35,017
Income tax expense (benefit)	(4,929)	(2,935)	(3,458)	(1,864)	(6,261)
NOI	$—	$—	$—	$—	$—
  _______________________________________

(1)
During the quarter ended March 31, 2019, two facilities were reclassified from other non-reportable segments to the medical office segment. Accordingly, all prior period segment information has been recast to conform to the current period presentation.

20

Reconciliations
In thousands

Segment Cash NOI Same Property Performance
For the nine months ended September 30, 2019

	Senior Housing Triple-Net	SHOP	Life Science	Medical Office	Other	Corporate Non-segment	Total
Net income (loss)	$88,641	$(93,099)	$124,373	$103,647	$42,724	$(253,584)	$12,702
Interest income	—	—	—	—	(6,868)	—	(6,868)
Interest expense	901	4,626	211	328	—	161,433	167,499
Depreciation and amortization	45,154	134,481	122,705	161,350	5,501	—	469,191
General and administrative	—	—	—	—	—	71,445	71,445
Transaction costs	—	—	—	—	—	7,174	7,174
Loss (gain) on sales of real estate, net	(3,557)	(8,844)	(3,651)	(2,876)	220	—	(18,708)
Impairments (recoveries), net	22,914	77,685	—	14,677	377	—	115,653
Other expense (income), net	—	—	—	—	(13,797)	(11,037)	(24,834)
Loss on debt extinguishments	—	—	—	—	—	36,152	36,152
Income tax expense (benefit)	—	—	—	—	—	(11,583)	(11,583)
Equity loss (income) from unconsolidated JVs	—	—	—	—	10,012	—	10,012
NOI	$154,053	$114,849	$243,638	$277,126	$38,169	$—	$827,835
Adjustment to NOI	3,833	2,732	(17,159)	(4,542)	884	—	(14,252)
Cash NOI	$157,886	$117,581	$226,479	$272,584	$39,053	$—	$813,583
Interest income	—	—	—	—	6,868	—	6,868
Share of unconsolidated JVs	—	—	—	—	65,202	—	65,202
Portfolio Income	$157,886	$117,581	$226,479	$272,584	$111,123	$—	$885,653
Interest income	—	—	—	—	(6,868)	—	(6,868)
Share of unconsolidated JVs	—	—	—	—	(65,202)	—	(65,202)
Adjustment to NOI	(3,833)	(2,732)	17,159	4,542	(884)	—	14,252
Non-SPP NOI	(53,549)	(57,022)	(75,391)	(40,960)	(1,400)	—	(228,322)
SPP NOI	$100,504	$57,827	$168,247	$236,166	$36,769	$—	$599,513
Non-cash adjustment to SPP NOI	(3,527)	206	(2,583)	(3,393)	881	—	(8,416)
SPP cash NOI	$96,977	$58,033	$165,664	$232,773	$37,650	$—	$591,097

21

Reconciliations
In thousands

For the nine months ended September 30, 2018

	Senior Housing Triple-Net	SHOP	Life Science	Medical Office	Other	Corporate Non-segment	Total
Net income (loss)	$117,005	$101,581	$197,404	$116,757	$21,742	$(315,398)	$239,091
Interest income	—	—	—	—	(9,048)	—	(9,048)
Interest expense	1,806	2,067	240	356	1,469	205,688	211,626
Depreciation and amortization	62,041	80,797	105,782	147,270	22,850	—	418,740
General and administrative	—	—	—	—	—	75,192	75,192
Transaction costs	—	—	—	—	—	9,088	9,088
Loss (gain) on sales of real estate, net	22,687	(79,340)	(80,581)	(3,903)	(21,074)	—	(162,211)
Impairments (recoveries), net	6,273	5,268	7,639	—	—	—	19,180
Other expense (income), net	—	—	—	—	40,567	(3,550)	37,017
Loss on debt extinguishments	—	—	—	—	—	43,899	43,899
Income tax expense (benefit)	—	—	—	—	—	(14,919)	(14,919)
Equity loss (income) from unconsolidated JVs	—	—	—	—	442	—	442
NOI	$209,812	$110,373	$230,484	$260,480	$56,948	$—	$868,097
Adjustment to NOI	(323)	(356)	(7,423)	(5,129)	(820)	—	(14,051)
Cash NOI	$209,489	$110,017	$223,061	$255,351	$56,128	$—	$854,046
Interest income	—	—	—	—	9,048	—	9,048
Share of unconsolidated JVs	—	—	—	—	64,906	—	64,906
Portfolio Income	$209,489	$110,017	$223,061	$255,351	$130,082	$—	$928,000
Interest income	—	—	—	—	(9,048)	—	(9,048)
Share of unconsolidated JVs	—	—	—	—	(64,906)	—	(64,906)
Adjustment to NOI	323	356	7,423	5,129	820	—	14,051
Non-SPP NOI	(112,023)	(50,340)	(72,595)	(30,664)	(20,735)	—	(286,357)
SPP NOI	$97,789	$60,033	$157,889	$229,816	$36,213	$—	$581,740
Non-cash adjustment to SPP NOI	(2,926)	879	(2,115)	(4,548)	479	—	(8,231)
SPP cash NOI	$94,863	$60,912	$155,774	$225,268	$36,692	$—	$573,509

22

Reconciliations
In thousands

Pro forma Portfolio Income

	Three Months Ended September 30, 2019
	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Portfolio Income(1)	$45,616	$46,814	$81,974	$90,599	$37,505	$302,508
Pro forma Adjustments:
Senior housing asset sales and transitions(2)	(19,413)	(7,624)	—	—	20,434	(6,603)
Other pro forma adjustments(3)	—	—	770	(646)	(5,006)	(4,882)
Pro forma Portfolio Income	$26,203	$39,190	$82,744	$89,953	$52,933	$291,023
 ______________________________________

(1)	See pages 17 to 20 of this document for a reconciliation of Portfolio Income to net income.

(2)
Includes pro forma adjustments to reflect asset sales and asset transitions from senior housing triple-net to SHOP in connection with the Master Transactions and Cooperation Agreement with Brookdale Senior Living Inc., the Senior Housing Joint Venture, and certain other previously announced sales and transitions.

(3)
Pro forma to reflect the sale of our U.K. holdings, and certain other previously announced sales. Pro forma Portfolio Income is further adjusted to reflect acquisitions, dispositions, and operator transitions as if they occurred on the first day of the quarter.

23

Reconciliations
In thousands, except per month data

REVPOR SHOP(1)

	Three Months Ended
	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019
REVPOR SHOP
Real Estate Revenues	$137,044	$127,909	$126,181	$177,001	$212,275
Adjustments to real estate revenues	771	41	968	1,128	957
Cash Real Estate Revenues	$137,815	$127,950	$127,149	$178,129	$213,232
Other adjustments to REVPOR SHOP(2)	(25,055)	(28,998)	(21,714)	(31,002)	(28,094)
REVPOR SHOP revenues	$112,760	$98,952	$105,436	$147,127	$185,138

Average occupied units/month	9,193	7,745	7,664	9,955	11,579
REVPOR SHOP per month(3)	$4,089	$4,259	$4,586	$4,927	$5,330

SPP REVPOR SHOP
REVPOR SHOP revenues	$112,760	$98,952	$105,436	$147,127	$185,138
Change in reporting structure(4)	—	(5,767)	(14,780)	(43,728)	(78,505)
Other non-SPP cash real estate revenues	(40,130)	(20,959)	(16,561)	(29,704)	(33,369)
SPP REVPOR SHOP revenues	$72,631	$72,225	$74,095	$73,695	$73,265

SPP average occupied units/month	5,707	5,724	5,651	5,615	5,660
SPP REVPOR SHOP per month(3)	$4,242	$4,206	$4,371	$4,375	$4,315
 ______________________________________

(1)	Does not foot due to rounding and adjustments made to the Supplemental Report.

(2)	Includes revenue for newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant period, assets in redevelopment.

(3)	Represents the current quarter REVPOR divided by a factor of three.

(4)	Represents revenues for assets that transitioned from senior housing triple-net to SHOP during the year-over-year comparison period.

24